UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2005

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-10674	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This amendment to the Registrant’s current report on Form 8-K, dated December 14, 2005 and filed with the Securities and Exchange Commission on December 20, 2005 (the “Form 8-K”), corrects an inadvertent mistake in the number of options that were accelerated and adds information regarding the timing of compensation expense. This amendment amends and restates the Form 8-K in its entirety.

Item 1.01.    Entry into a Material Definitive Agreement.

On December 14, 2005, the Board of Directors of Susquehanna Bancshares, Inc. (the “Corporation”), following the recommendation of the Corporation’s Compensation Committee, approved the accelerated vesting, effective as of December 15, 2005, of all unvested stock options granted to employees and directors in 2002 and 2004 under the Corporation’s Equity Compensation Plan. The decision to accelerate the vesting of these options was primarily to reduce non-cash compensation expense that would have been recorded in the Corporation’s income statement in future periods as a result of the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. The Corporation estimates that, as a result of this action, approximately $435,000 of compensation expense will be eliminated in 2006, approximately $316,000 of compensation expense will be eliminated in 2007, approximately $200,000 of compensation expense will be eliminated in 2008, and approximately $24,000 of compensation expense will be eliminated in 2009. As a result of the accelerated vesting of these options, compensation expense totaling approximately $107,000 will be included in the Company’s fourth quarter 2005 results of operations.

As a result of the acceleration, options to purchase approximately 288,000 shares of the Corporation’s common stock (which represent 16.9% of the Corporation’s currently outstanding stock options) became exercisable immediately. The accelerated options range in exercise prices from $23.87 to $25.47 and the weighted average exercise price of the accelerated options was $24.48 per share. Of the 288,000 shares that became exercisable immediately, approximately 151,000 of these shares were “in the money” as of December 15, 2005, meaning that the exercise price is at or below the price of the Corporation’s common stock on that date. The options subject to acceleration included options to purchase approximately 95,000 shares held in the aggregate by executive officers, including William J. Reuter, Gregory A. Duncan, Drew K. Hostetter; Bernard A. Francis, Jr., and Michael M. Quick, and directors of the Corporation. Of these 95,000 shares, approximately 43,000 were “in the money” as of December 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/S/ DREW K. HOSTETTER
Drew K. Hostetter
Executive Vice President & CFO

Dated: December 22, 2005